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                              FAEGRE & BENSON LLP
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                220 WELLS FARGO CENTER, 90 SOUTH SEVENTH STREET
                       MINNEAPOLIS, MINNESOTA 55402-3901
                             TELEPHONE 612.766.7000
                             FACSIMILE 612.766.1600
                                 www.faegre.com


                                February 6, 2003


American Express Credit Corporation
301 North Walnut Street
Wilmington, Delaware 19801

Ladies and Gentlemen:

    We hereby consent to the use in the Pricing Supplement (as amended from time to time, the "Pricing Supplement") dated February 6, 2003 to the Prospectus dated January 31, 2003 and the Prospectus Supplement dated February 5, 2003 relating to the American Express Credit Corporation Medium-Term Senior Notes, Series B, Senior Floating Rate Notes (Extendible Liquidity Securities'r' (EXLs'r')) (the "EXLs") of our opinion covering certain taxation matters in respect of the EXLs. We also consent to the references to us under the heading "United States Federal Taxation" in such Pricing Supplement.

                                          Very truly yours,

                                          FAEGRE & BENSON LLP

                                          Faegre & Benson LLP


M1:961335.01




















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